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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  JUNE 30, 2004


                          EASYLINK SERVICES CORPORATION
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                        000-26371                13-3787073
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
         incorporation)                                      Identification No.)


                   33 KNIGHTSBRIDGE ROAD, PISCATAWAY, NJ 08854
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                    (Address of principal executive offices)



Registrant's telephone number, including area code              (732) 652-3500



                                       N/A
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           Former Name or Former Address, if Changed Since Last Report



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ITEM 5.  OTHER EVENTS

         EasyLink Services Corporation (the "Company") reported today that the staff of the US Securities and Exchange Commission is reviewing certain transactions accounting for approximately $3 million of revenue generated by its former advertising network business in 2000, a year in which the Company reported $61.2 million in total revenue. The Company understands that the staff is in part reviewing whether and to what extent the approximately $3 million in revenue under review may be recognized under EITF 99-17, relating to accounting for advertising barter transactions, which became effective in January 2000. Substantially all of the revenue being reviewed was reported after the Company announced its intention to sell its advertising network business, which the Company ultimately sold in March 2001. The Company is engaged in ongoing discussions with the staff regarding the foregoing and has taken the position that the transactions at issue are not material to the Company's 2000 financial statements.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 1, 2004
                                   EASYLINK SERVICES CORPORATION


                                   By /s/ Michael Doyle
                                      -----------------------------------------
                                      Michael Doyle
                                      Vice President and Chief Financial Officer